Exhibit 31.5

CEO CERTIFICATION

I, W. Douglas Parker, certify that:

1.	I have reviewed this amendment to quarterly report on Form 10-Q of America West Holdings Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[intentionally omitted]

4.	[intentionally omitted]

5.	[intentionally omitted]

Date: January 12, 2004	/s/ W. Douglas Parker

W. Douglas Parker
Chief Executive Officer